UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2020

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On September 8, 2020, Spero Therapeutics, Inc. (the “Company”), in connection with the positive topline results for its Phase 3 ADAPT-PO clinical trial of oral tebipenem HBr described below, issued a press release (the “Topline Data Press Release”) and provided an investor presentation (the “Topline Data Investor Presentation”), which will be made available on the Company’s website or distributed by the Company in hardcopy or electronic form.

A copy of the Topline Data Investor Presentation and Topline Data Press Release are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K (this “Current Report”). The information set forth in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 attached hereto is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Tebipenem HBr – Positive Topline Results from Phase 3 ADAPT-PO Clinical Trial

On September 8, 2020, the Company announced positive topline results for the Phase 3 ADAPT-PO clinical trial of oral tebipenem HBr in complicated urinary tract infection (“cUTI”) and acute pyelonephritis (“AP”). The ADAPT-PO trial is the first ever trial to compare an all oral regimen against an all intravenous (“IV”) regimen for the treatment of cUTI. The pivotal Phase 3 clinical trial of oral tebipenem HBr met the primary endpoint, demonstrating statistical non-inferiority versus IV ertapenem. The primary endpoint of the trial was defined as the overall response rate (combined clinical cure plus microbiological eradication) at the test-of-cure (“TOC”) visit in the microbiological-intent-to-treat population (“micro-ITT”). Favorable overall response rates at TOC were 58.8% versus 61.6% for tebipenem HBr and ertapenem, respectively (treatment difference, -3.3%; 95% confidence interval [CI]: -9.7, 3.2; -12.5% NI margin). Clinical cure rates at TOC were high, at greater than 93% in both treatment groups, and overall response rates were consistent across key subgroups of interest.

In the ADAPT-PO trial, comparative safety data from the 1,372 hospitalized adult patients who enrolled in the trial suggest that tebipenem HBr was well-tolerated, with a safety profile similar to that of ertapenem. Treatment emergent adverse events (“TEAEs”) were reported in approximately 26% of patients in both treatment groups. The most commonly reported TEAEs in both treatment groups were diarrhea (5.0%) and headache (3.8%). Serious TEAEs were infrequent (1.3% for tebipenem HBr versus 1.7% for ertapenem) and no deaths were reported in the trial. Three Clostridiodes difficile-associated TEAEs were observed in the ertapenem group, while none were observed in the tebipenem HBr group.

ADAPT-PO is a global, randomized, placebo-controlled Phase 3 clinical trial that evaluated the safety and efficacy of tebipenem HBr in hospitalized adult patients with cUTI or AP. Patients were randomized (1:1) to receive 600 mg of tebipenem HBr orally every 8 hours, or 1 g of ertapenem IV every 24 hours, for a total of 7 to 10 days. Patients with concurrent bacteremia received up to 14 days of therapy. The primary endpoint was the overall response, defined as the combination of clinical cure and microbiological eradication of the causative pathogen(s), at the TOC visit (Day 19, plus or minus 2 days) and was assessed in the micro-ITT population. The primary analysis and assessment of non-inferiority was evaluated using a pre-specified -12.5% non-inferiority (“NI”) margin. This NI margin was a modification of the original NI margin of -10% that was discussed with the U.S. Food and Drug Administration (“FDA”) because of concern that the COVID-19 pandemic could have an adverse effect on the trial. As a result, the NI margin was modified prior to database lock from the original NI margin. However, as noted by the lower bound of the 95% confidence interval (-9.7), the trial also achieved success according to the original -10% NI margin.

The Company plans to present emerging data from the tebipenem HBr program, including the ADAPT-PO clinical trial results, in detail at future scientific meetings and in publications. The Company intends to initiate a rolling New Drug Application (“NDA”) submission and anticipates completing the NDA submission to the FDA for tebipenem HBr in the second quarter of 2021.

SPR720 – FDA Acceptance of IND Application

On August 31, 2020, the Company announced that the FDA accepted its investigational new drug (“IND”) application for SPR720. With the IND accepted, the Company expects to initiate a Phase 2a clinical trial evaluating SPR720 in patients with nontuberculous mycobacterial (“NTM”) pulmonary disease by year-end 2020. The planned Phase 2a clinical trial is designed as a multi-center, partially blinded, placebo-controlled proof-of-concept clinical trial that will enroll approximately 90 treatment-inexperienced patients with NTM pulmonary disease due to Mycobacterium Avium complex. Patients will be randomized to receive either 500mg or 1,000mg of oral SPR720, placebo or standard of care consisting of a macrolide and ethambutol, plus the option of adding a rifamycin. The objectives of the trial are to evaluate plasma pharmacokinetics, safety, tolerability, and microbiological response of SPR720 compared with placebo and standard of care over 28 days of treatment.

Forward-Looking Statements

This report, including the exhibits hereto, may contain forward-looking statements. These statements include, but are not limited to, statements about the initiation, timing and submission to the FDA of a NDA for tebipenem HBr and the potential approval of tebipenem HBr by the FDA; future commercialization, the potential number of patients who could be treated by tebipenem HBr and market demand for tebipenem HBr generally; expected broad access across payer channels for tebipenem HBr; the expected pricing of tebipenem HBr and the anticipated shift from intravenous to oral administration. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to timely complete related Phase 1 trials for NDA submission, taking into account the possible effects of the COVID-19 pandemic; the Company’s need for additional funding; the lengthy, expensive, and uncertain process of clinical drug development; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to develop and commercialize the Company’s product candidates, if approved; the potential impact of the COVID-19 pandemic; the Company’s ability to retain key personnel and to manage its growth; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the U.S. Securities and Exchange Commission. The forward-looking statements included in this report, including the exhibits hereto, represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits relate to Items 7.01 and 8.01, and shall be deemed to be furnished, and not filed:

Number	Exhibit Description

99.1	Topline Data Investor Presentation, dated September 8, 2020.

99.2	Topline Data Press Release, dated September 8, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: September 8, 2020	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer and Treasurer